UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Celestica Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-14832	98-0185558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900 Toronto, Ontario, Canada	M2N 6L7
(Address of principal executive officers)	(Zip Code)

(416) 448-2211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2026, Celestica Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc. and TD Securities Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the offering, issuance and sale by the Company of 9,677,419 common shares, without par value, of the Company (the “Common Shares”), at an offering price of $310.00 per Common Share (the “Offering”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to 1,451,612 Common Shares at the offering price, which the Underwriters exercised in full on August 6, 2026. The Offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-285515) filed on March 3, 2025, including a base prospectus contained therein, and a prospectus supplement dated August 5, 2026. The Company estimates the net proceeds from the Offering will be approximately $3.39 billion, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and to support investments in capital expenditures, in addition to other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing descriptions of the Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Blake, Cassels & Graydon LLP, Canadian counsel to the Company, has issued an opinion regarding the validity of the foregoing securities offered and sold in the Offering, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 5, 2026, between Celestica Inc. and Citigroup Global Markets Inc., BofA Securities, Inc. and TD Securities Inc., as representatives of the several underwriters named therein

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celestica Inc.

Date: August 7, 2026
	By:	/s/ Douglas Parker
		Name:	Douglas Parker
		Title:	Chief Legal Officer and Corporate Secretary